CONSENT OF INDEPENDENT AUDITORS'




The Board of Trustees and Shareholders
Cadre Institutional Investors Trust:

We consent to the use of our reports dated November 8, 2002 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" and "Independent Auditors" in the prospectus and "Independent Auditors" in the statements of additional information.


                                                                        KPMG LLP


New York, New York
January 29, 2003